Exhibit 10.1

PIPE SUBSCRIPTION AGREEMENT

This PIPE SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on January 31, 2022, by and between Angel Pond Holdings Corporation (the “Company”), a Cayman Islands exempted company, Mangomill Public Limited Company (“Irish Holdco”), a public limited company incorporated in Ireland, and the undersigned subscriber (“Subscriber”).

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into a business combination agreement with Irish Holdco, MariaDB Corporation Ab (“MariaDB”), a Finnish limited liability company, and the other parties thereto, in substantially the form previously provided to Subscriber, providing for the amalgamation of the Company and MariaDB into Irish Holdco by way of the Domestication Merger, the Merger and the Liquidation (as may be amended or supplemented from time to time, the “Transaction Agreement,” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, Irish Holdco is a party to this Agreement for the purpose of amalgamating the Company and MariaDB through the Domestication Merger, the Merger and the Liquidation (each as defined below);

WHEREAS, prior to the closing of the Transaction, the Company will be merged with Meridian MergerSub Inc., a Cayman Islands exempted company and wholly owned subsidiary of Irish Holdco (“Merger Sub”) (the “Domestication Merger”), with the Company being the surviving entity of the Domestication Merger;

WHEREAS, at the Closing and after the Domestication Merger, MariaDB will merge with and into Irish Holdco by way of a cross-border merger (the “Merger”) and by virtue of the Merger, Irish Holdco will acquire all the assets and liabilities of MariaDB and MariaDB will be dissolved without going into liquidation in exchange for the issue to the shareholders of MariaDB of shares of capital in Irish Holdco as merger consideration with Irish Holdco continuing as the surviving entity following the Merger;

WHEREAS, as soon as is reasonably practicable following the Merger, the Company will be entered into liquidation (the “Liquidation”) pursuant to which the Company shall be liquidated and all assets (if any) transferred to Irish Holdco;

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from Irish Holdco, following the Domestication Merger and immediately prior to the consummation of the Transaction, that number of shares of Irish Holdco’s Class A shares, par value $0.0001 per share (the “Shares”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $9.50 per share (the “Per Share Price” and the aggregate of all Subscribed Shares at the Per Share Price being referred to herein as the “Purchase Price”), and Irish Holdco desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Irish Holdco at or prior to the Closing Date (as defined herein); and

WHEREAS, on or about the date of this Subscription Agreement, the Company and Irish Holdco are entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such Subscribers have agreed to purchase on the closing date of the Transaction, inclusive of the Subscribed Shares, an aggregate amount of up to 1,915,790 Shares, at the Per Share Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1 Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and Irish Holdco hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”). Subscriber acknowledges and agrees that the Subscribed Shares that will be purchased by Subscriber and issued by Irish Holdco pursuant hereto shall be shares of capital in an Irish public limited company (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

Section 2 Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”), substantially concurrently with the consummation of the Transaction.

(b) At least five (5) Business Days before the anticipated Closing Date, the Company or Irish Holdco shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to Irish Holdco. No later than two (2) Business Days prior to the Closing Date, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company or Irish Holdco in the Closing Notice, such funds to be held by Irish Holdco in escrow until the Closing, and no later than three (3) Business Days prior to the Closing Date deliver to the Company or Irish Holdco such information as is required in the Closing Notice in order for Irish Holdco to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, Irish Holdco shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (ii) as promptly as practicable after the Closing, evidence from Irish Holdco’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. Notwithstanding the foregoing two sentences, if Subscriber informs the Company and Irish Holdco (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: Subscriber shall deliver at 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following receipt of evidence from Irish Holdco’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date) the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company or Irish Holdco in the Closing Notice against delivery by Irish Holdco to Subscriber of the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and evidence from Irish Holdco’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within ten (10) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company or Irish Holdco, on the one hand, and Subscriber, on the other hand, Irish Holdco shall promptly (but in no event later than twelve (12) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to Irish Holdco by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 7 herein, Subscriber shall remain obligated (A) to redeliver funds to Irish Holdco in escrow following the Company’s or Irish Holdco’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York. Any funds held in escrow by Irish Holdco will be uninvested, and Subscriber shall not be entitled to any interest earned thereon. Upon delivery of the Subscribed Shares to Subscriber (or its nominee or custodian, if applicable), the Purchase Price shall be immediately released to Irish Holdco from escrow.

(c) The Closing shall be subject to the satisfaction, or valid waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i)

no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)

all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of Irish Holdco’s shareholder and the Company’s stockholders, shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transaction shall be scheduled to occur substantially concurrently with or on the same date as the Closing; and

(iii)

no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(d) The obligation of each of the Company and Irish Holdco to consummate the Closing shall be subject to the satisfaction, or valid waiver by each of the Company and Irish Holdco, of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date); and

(ii)

Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction, or valid waiver by Subscriber, of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of the Company and Irish Holdco contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects, subject to such qualification) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects, subject to such qualification) as of such date); and

(ii)

the Company and Irish Holdco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

Section 3 Company and Irish Holdco Representations and Warranties. Each of the Company and Irish Holdco represents and warrants, severally and not jointly and as to itself only, to Subscriber that:

(a) The Company is and will be, as applicable, duly organized, validly existing and in good standing under the laws of the Cayman Islands as of the Closing Date. Irish Holdco is and will be as applicable, duly organized, validly existing and in good standing under the laws of Ireland as of the Closing Date.

(b) Each of the Company and Irish Holdco (i) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (ii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (ii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect or Irish Holdco Material Adverse Effect, as applicable. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares. For purposes of this Subscription Agreement, an “Irish Holdco Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Irish Holdco and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Irish Holdco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(c) As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under Irish Holdco’s organizational documents (as adopted on or prior to the Closing Date) or the laws of its jurisdiction of incorporation.

(d) This Subscription Agreement has been duly authorized, executed and delivered by each of the Company and Irish Holdco, and assuming the due authorization, execution and delivery of the same by the other parties hereto, this Subscription Agreement shall constitute the valid and legally binding obligation of each of the Company and Irish Holdco, enforceable against each of the Company and Irish Holdco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(e) Assuming the accuracy of the representations and warranties of Subscriber and the other parties hereto, the execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by each of the Company and Irish Holdco with the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of each of the Company or Irish Holdco, as applicable pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which each of the Company or Irish Holdco, as applicable, is a party or by which each of the Company or Irish Holdco, as applicable, is bound or to which any of the property or assets of each of the Company or Irish Holdco, as applicable, is subject; (ii) the organizational documents of each of the Company or Irish Holdco, as applicable; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over each of the Company or Irish Holdco, as applicable, or any of their properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or Irish Holdco Material Adverse Effect, as applicable.

(f) Each of the Company and Irish Holdco, as applicable, is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of each of the Company or Irish Holdco, as applicable, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, each of the Company or Irish Holdco, as applicable, is a party or by which each of the Company’s or Irish Holdco’s, as applicable, properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over each of the Company or Irish Holdco, as applicable, or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or Irish Holdco Material Adverse Effect, as applicable. For the avoidance of doubt, in the case of clause (iii), an alleged default or violation of any statute or any judgment, order, rule or regulation will not have a Company Material Adverse Effect or Irish Holdco Material Adverse Effect, as applicable, if such alleged default or violation resulted or would result from the application of any statute or any judgment, order, rule or regulation in accordance with market practice for special purpose acquisition companies at the time such application was made.

(g) Assuming the accuracy of the representations and warranties of Subscriber and the other parties hereto, each of the Company and Irish Holdco, as applicable, are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The New York Stock Exchange (the “Stock Exchange”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) those required by the Stock Exchange, including with respect to obtaining stockholder approval, (iv) those required to consummate the Transaction as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect or Irish Holdco Material Adverse Effect, as applicable.

(h) As of their respective dates, all reports (the “SEC Reports”) required to be filed by the Company with the Securities and Exchange Commission (the “Commission”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to Subscriber via the Commission’s EDGAR system. The Company has timely filed, after giving effect to any extension period, each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of its Class A shares with the Commission. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. For the avoidance of doubt, any correction, change or restatement of the financial statements of the Company shall not be deemed to be material if (i) the financial statements prior to giving effect to such correction, change or restatement were prepared in accordance with market practice for special purpose acquisition companies at the time the financial statements were filed or included in an SEC Report and (ii) the correction, change or restatement solely implements guidance or rules that determine that such market practice did not comply with applicable accounting requirements or the rules and regulation of the Commission with respect thereto.

(i) Except for such matters that would not have a Company Material Adverse Effect or Irish Holdco Material Adverse Effect, as applicable, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company or Irish Holdco, as applicable, threatened in writing against the Company or Irish Holdco, as applicable, or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company or Irish Holdco, as applicable.

(j) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by Irish Holdco to Subscriber.

(k) Neither the Company, Irish Holdco nor any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares.

(l) Except for J.P. Morgan Securities LLC and Angel Pond Capital LLC (the “Placement Agents”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(m) As of the date hereof, the shares of the Company’s Class A ordinary shares (the “Company’s Shares”) are registered pursuant to Section 12(b) of the Securities Exchange Act, and are listed for trading on the Stock Exchange under the symbol “POND”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company by the Stock Exchange or the Commission with respect to any intention by such entity to deregister the Company’s Shares or prohibit or terminate the listing of the Company’s Shares on the Stock Exchange. The Company has taken no action that is designed to terminate the registration of the Company’s Shares under the Exchange Act.

(n) As of the date of this Subscription Agreement and as of immediately prior to the Domestication Merger (and without giving effect to the Domestication Merger), the authorized capital stock of the Company consists of (i) 500,000,000 Class A ordinary shares, par value of $0.0001 per share (“Class A Shares”), (ii) 50,0000,000 Class B ordinary shares, par value of $0.0001 per share (“Class B Shares”), and (iii) 1,000,000 preferred shares, par value $0.0001 per share (“Preferred Shares”). As of the date hereof, (i) 26,551,482 Class A Shares are issued and outstanding (all of which Class A Shares shall be subject to possible redemption), (ii) 6,637,870 Class B Shares are issued and outstanding, (iii) 0 Preferred Shares are issued and outstanding, and (iv) 8,850,494 public warrants and 7,310,297 private placement warrants of the Company are issued and outstanding. All (i) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued and are not subject to preemptive rights. As of the date hereof, other than as disclosed in the Company’s SEC Reports, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Class A Shares, Class B Shares or other equity interests of the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (A) as set forth in the SEC Reports and (B) as contemplated by the Transaction Agreement. Except as disclosed in the SEC Reports, as of September 30, 2021, the Company had no outstanding indebtedness.

(o) As of the date of this Subscription Agreement and as of immediately prior to the Domestication Merger (and without giving effect to the Domestication Merger), the authorized share capital of Irish Holdco is 25,000 ordinary shares with par value €1.00 per share. As of the date hereof and as of immediately prior to the Domestication Merger, (i) 25,000 ordinary shares of Irish Holdco, par value €1.00 per share (“Irish Holdco Ordinary Shares”), are issued and outstanding, and (ii) there are no public warrants nor private placement warrants of Irish Holdco issued and outstanding. All issued and outstanding Irish Holdco Ordinary Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. As of the date hereof there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Irish Holdco any Irish Holdco Ordinary Shares or other equity interests of Irish Holdco, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, excluding Merger Sub, Irish Holdco has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which Irish Holdco is a party or by which it is bound relating to the voting of any securities of Irish Holdco, other than as contemplated by the Transaction Agreement. As of December 31, 2021, Irish Holdco had no outstanding indebtedness.

(p) The Company and Irish Holdco agree that the Placement Agents may rely upon the representations and warranties made by the Company or Irish Holdco to Subscriber in this Subscription Agreement.

Section 4 Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and Irish Holdco that:

(a) Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company and Irish Holdco, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, within the timeframes prescribed herein, including the purchase of the Subscribed Shares.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company and Irish Holdco with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares and is (x) an “institutional account” as defined by FINRA Rule 4512(c) and (y) a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s participation in the purchase of the Subscribed Shares.

(e) Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Irish Holdco or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or book entry records representing the Subscribed Shares shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the filing of “Form 10 information” with the Commission after the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from Irish Holdco. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, Irish Holdco, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company or Irish Holdco set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the Company or Irish Holdco was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon Subscriber’s own sources of information, independent investigation made by Subscriber (including investment advice Subscriber deems appropriate) with respect to the Transaction, the Subscribed Shares, the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, Irish Holdco or MariaDB, including, but not limited to, all business, legal, regulatory, accounting, credit, and tax matters and the Company’s or Irish Holdco’s representations warranties and covenants contained herein. Subscriber has not relied on any statements or other information provided by anyone (including the Placement Agents) other than the Company or Irish Holdco concerning the Company, Irish Holdco, the Transaction, the Subscribed Shares or the offer and sale of the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has received and has had an adequate opportunity to review the offering materials made available to Subscriber in connection with Subscriber’s purchase of the Subscribed Shares and such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company, Irish Holdco and the Transaction (including MariaDB and its subsidiaries (collectively, the “Acquired Companies”)) and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Company’s filings with the Commission.

(h) Subscriber acknowledges and agrees that neither the Placement Agents, nor any of their respective affiliates, control persons, officers, directors, employees, partners, agents or representatives, have provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. Neither the Placement Agents nor any of their respective affiliates, control persons, officers, directors, employees, partners, agents or representatives have made or make any representation or warranty as to the Company, Irish Holdco, or the Acquired Companies or the quality or value of the Subscribed Shares and has not provided any advice or recommendation in connection with the purchase of the Subscribed Shares. The Placement Agents and their respective affiliates, control persons, officers, directors, employees, partners, agents or representatives may have acquired non-public information with respect to the Company, Irish Holdco or the Acquired Companies which Subscriber agrees, subject to applicable law, need not be provided to it. Subscriber acknowledges that the Placement Agents and their respective affiliates, control persons, officers, directors, employees, partners, agents or representatives have made no independent investigation with respect to the Company, Irish Holdco, the Acquired Companies or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company or Irish Holdco. In connection with the issuance of the Subscribed Shares to Subscriber, neither the Placement Agents nor any of their respective affiliates, control persons, officers, directors, employees, partners, agents or representatives have acted as a financial advisor or fiduciary to Subscriber. Subscriber acknowledges that no disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares and the Placement Agent will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the purchase of the Subscribed Shares or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, Irish Holdco, MariaDB or the Transaction.

Subscriber agrees that the Placement Agents and their respective affiliates, control persons, officers, directors, employees, partners, agents or representatives shall not be liable or have any obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by any Subscriber, the Company, Irish Holdco, Maria DB or any other person or entity), whether in contract, tort or otherwise to Subscriber, or to any person claiming through Subscriber, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Subscriber’s purchase of the Subscribed Shares.

(i) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company, Irish Holdco and/or MariaDB, or their respective representatives or affiliates, or by means of contact from one or more of the Placement Agents on behalf of the Company, MariaDB and/or Irish Holdco and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, Irish Holdco and/or MariaDB, or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company and Irish Holdco each represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.

(k) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined, based on its own independent review and such professional advice as Subscriber deems appropriate that Subscriber’s purchase the Subscribed Shares (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and fully consistent with all investment policies, guidelines and other restrictions applicable to Subscriber and (iii) are a fit, proper and suitable investment for Subscriber notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares. Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company, Irish Holdco or the Acquired Companies. Subscriber acknowledges specifically that a possibility of total loss exists.

(l) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(m) Subscriber is not owned or controlled by or acting on behalf of (in connection with this Transaction), a Sanctioned Person. Subscriber is not an institution that accepts currency for deposit and that (a) has no physical presence in the jurisdiction in which it is incorporated or in which it is operating and (b) is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “Shell Bank”) or providing banking services to a Shell Bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors in Subscriber against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that (i) the funds held by Subscriber and used to purchase the Subscribed Shares were not directly or indirectly derived from or related to any activities that may contravene U.S. federal, state or non-U.S. anti-money laundering, anti-corruption or Sanctions laws and regulations or activities that may otherwise be deemed criminal and (ii) any returns from Subscriber’s investment will not be used to finance any illegal activities. For purposes of this Subscription Agreement, “Sanctioned Person” means at any time any person or entity with whom dealings are restricted, prohibited, or sanctionable under any Sanctions (as defined below), including as a result of being: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Subscription Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) a relationship of ownership, control, or agency with any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (A) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (B) the European Union and enforced by its member states, (C) the United Nations and (D) the United Kingdom.

(n) Subscriber is not owned or controlled by or acting on behalf of (in connection with this Transaction), a person or entity resident in, or whose funds used to purchase the Subscribed Shares are transferred from or through, a country, territory or entity that (i) has been designated as non-cooperative with international anti-money laundering or counter terrorist financing principles or procedures by the United States or by an intergovernmental group or organization, such as the Financial Action Task Force, of which the United States is a member; (ii) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury; or (iii) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns (any such country or territory, a “Non-cooperative Jurisdiction”), or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction.

(o) Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

(p) Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) including any group acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(q) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, Irish Holdco, nor any of its affiliates (the “Transaction Parties”), has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(r) Subscriber is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and that will acquire a substantial interest in Irish Holdco as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Irish Holdco from and after the Closing as a result of the purchase and sale of the Subscribed Shares hereunder.

(s) Subscriber, at the time of payment of the Purchase Price in accordance with Section 2, will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(t) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber based on any arrangement entered into by or on behalf of Subscriber.

(u) Subscriber is aware that (i) the Placement Agents are both acting as the Company’s, Irish Holdco’s and MariaDB’s placement agents in connection with the proposed offer and sale of the Subscribed Shares, (ii) J.P. Morgan Securities LLC and Angel Pond Capital LLC are also acting as placement agents in connection with the proposed offer and sale of equity and equity related securities of MariaDB, and (iii) J.P. Morgan Securities LLC is also acting as capital markets advisor to the Company and Irish Holdco.

(v) Subscriber agrees that the Placement Agents may rely upon the representations and warranties made by Subscriber to the Company and Irish Holdco in this Subscription Agreement.

(w) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company and Irish Holdco.

Section 5 Registration of Subscribed Shares.

(a) Irish Holdco shall use its commercially reasonable efforts to, within thirty (30) Business Days after the Closing Date (the “Filing Date”), file with the Commission (at Irish Holdco’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and Irish Holdco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, and in any event, no later than sixty (60) calendar days following the Filing Date; provided, that such date shall be extended to one hundred twenty (120) calendar days after the Filing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, such deadline shall be extended to the next Business Day on which the Commission is open for business (the “Effectiveness Deadline”). Notwithstanding the foregoing, if Irish Holdco is notified in writing by the Commission that the Registration Statement will not be “reviewed” or subject to further review, Irish Holdco shall use its commercially reasonable efforts to have the Registration Statement declared effective within ten (10) Business Days of receipt of such notice. Irish Holdco will use its commercially reasonable efforts to provide a draft of the Registration Statement to the undersigned for review (but not comment) at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall Irish Holdco be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. Notwithstanding the foregoing, if the Commission prevents Irish Holdco from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the Commission. In such event, the number of Subscribed Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Irish Holdco agrees that, except for such times as Irish Holdco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Irish Holdco will use commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber until the earlier of (i) two (2) years from the date of issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) on the first date on which the undersigned can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, Irish Holdco will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Subscribed Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to Irish Holdco), as applicable, qualify the Subscribed Shares for listing on the applicable stock exchange on which Irish Holdco’s Shares are then listed, and update or amend the Registration Statement as necessary to include the Subscribed Shares. The undersigned agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Subscribed Shares to Irish Holdco (or its successor) upon request to assist Irish Holdco in making the determination described above. Irish Holdco’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company and Irish Holdco such information regarding

Subscriber, the securities of Irish Holdco held by Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company or Irish Holdco to effect the registration of the Subscribed Shares, and Subscriber shall execute such documents in connection with such registration as the Company or Irish Holdco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Irish Holdco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. In the case of the registration effected by Irish Holdco pursuant to this Subscription Agreement, the Company or Irish Holdco shall, upon reasonable request, inform Subscriber as to the status of such registration. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission. If the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber shall have an opportunity to withdraw from the Registration Statement. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares. Notwithstanding anything to the contrary contained herein, Irish Holdco may delay or postpone filing of such Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or Irish Holdco or would require premature disclosure of information that could materially adversely affect the Company or Irish Holdco (each such circumstance, a “Suspension Event”); provided, that, (y) Irish Holdco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360) day period and (z) Irish Holdco shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter.

(b) At its expense, Irish Holdco shall advise Subscriber within two (2) Business Days: (i) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (ii) of the receipt by Irish Holdco of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iii) subject to the provisions in this Subscription Agreement, of the occurrence of a Suspension Event.

(c) For purposes of this Section 5, “Subscribed Shares” shall mean, as of any date of determination, the Subscribed Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any affiliate of the undersigned Subscriber to which the rights under this Section 5 shall have been duly assigned.

(d) Upon receipt of any written notice from Irish Holdco of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which Irish Holdco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Irish Holdco that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Irish Holdco unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by Irish Holdco, the undersigned will deliver to Irish Holdco or, in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (w) to the extent the undersigned is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(e) Indemnification.

(i)

Irish Holdco agrees to indemnify, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), its directors and officers, employees and agents, and each person who controls Subscriber (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm (plus the fees of any local counsel)) caused by any untrue or alleged untrue statement of material fact contained in, or incorporated by reference in, the Registration Statement, prospectus included in the Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company or Irish Holdco by or on behalf of Subscriber expressly for use therein.

(ii)

Subscriber shall, to the extent permitted by law, indemnify Irish Holdco, its directors and officers, employees and agents, and each person or entity who controls Irish Holdco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in, or incorporated by reference in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation. Subscriber shall notify Irish Holdco promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which Subscriber is aware.

(iii)

Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties or separate defenses may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, delayed or conditioned). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)

The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.

(v)

If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e)(v) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5(e)(v) shall be individual, not joint and several, and in no event shall the liability of any Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

(f) If the Subscribed Shares acquired hereunder are eligible to be sold without restriction under, and without the requirement for Irish Holdco to be in compliance with the current public information requirements of, Rule 144, then at Subscriber’s request, Irish Holdco will reasonably cooperate with Irish Holdco’s transfer agent, such that any remaining restrictive legend set forth on such Subscribed Shares will be removed in connection with a sale of such shares.

Section 6 Short Sales. Subscriber hereby agrees that, from the date of this Subscription Agreement, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Subscription Agreement, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

Section 7 Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party hereto in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement, (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated, or (d) written notice by any party to the other parties to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to June 30, 2023; provided, that nothing herein will relieve any party from liability for any intentional breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company or Irish Holdco shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof.

Section 8 Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company or Irish Holdco, and (c) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of the Shares of the Company acquired by any means other than pursuant to this Subscription Agreement.

Section 9 Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail (which is confirmed), on the date of transmission to such recipient; (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) Subscriber acknowledges that the Company, MariaDB, Irish Holdco, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company, MariaDB, Irish Holdco and each of the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company and Irish Holdco acknowledge that Subscriber and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company and Irish Holdco agree to promptly notify Subscriber and each of the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company or Irish Holdco set forth herein are no longer accurate in all material respects.

(c) Each of the Company, MariaDB, Irish Holdco, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company or Irish Holdco hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company or Irish Holdco may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Company or Irish Holdco). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s and Irish Holdco’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations and Subscriber and the party to which this Subscription Agreement is assigned (the “Assignee”) shall execute the assignment agreement in the form substantially in Exhibit A (the “Assignment Agreement”).

(f) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g) The Company or Irish Holdco may request from Subscriber such additional information as the Company or Irish Holdco may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be requested. Subscriber acknowledges that the Company or Irish Holdco may file a copy of this Subscription Agreement with the Commission as an exhibit to a periodic report of the Company or Irish Holdco or a registration statement of the Company or Irish Holdco.

(h) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing signed by each of the parties hereto.

(i) This Subscription Agreement and any non-disclosure agreement entered into by the parties hereto constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j) Except as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 3(p), Section 4(v), Section 9(b), Section 9(c), this Section 9(j) and Section 9(k) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(k) The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company and Irish Holdco to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that MariaDB and the Placement Agents shall be entitled to rely on the provisions of the Subscription Agreement of which MariaDB and the Placement Agents are each a third party beneficiary, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(j) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l) In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(m) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(p) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(q) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(r) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal or state appellate courts located in the State of New York (collectively, the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(s) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(t) Notwithstanding anything in this Subscription Agreement to the contrary, the Company and Irish Holdco shall not publicly disclose the name of Subscriber, its investment adviser or any of their respective affiliates, Subscriber’s beneficial ownership of the Subscribed Shares, or the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement in any press release issued by the Company or Irish Holdco, any Form 8-K filed by the Company or Irish Holdco with the Commission in connection with the execution and delivery of the Transaction Agreement or the transactions contemplated thereby and the Registration Statement (as defined in the Transaction Agreement), except to the extent required by the federal securities laws, exchange rules, the Commission or any other securities authorities or any rules and regulations promulgated thereby or with Subscriber’s consent. Subscriber will promptly provide any information reasonably requested by the Company or Irish Holdco for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission). The Company and Irish Holdco have disclosed to Subscriber certain non-public information regarding the Transaction, including the material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), and Subscriber acknowledges its agreement to treat such information confidentially until such time as all such “material non-public information” (within the meaning of applicable securities laws) is either publicly disclosed by the Company or Irish Holdco or deemed by the Company or Irish Holdco to be no longer relevant. In accordance therewith, the Company or Irish Holdco shall, by 9:30 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K disclosing, to the extent not previously publicly disclosed, such material non-public information unless the Company determines, in compliance with applicable laws and regulations, that any of such information is no longer material.

(u) If any change in the number of Company’s Shares shall occur between the date of this Subscription Agreement and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Subscribed Shares issued to Subscriber shall be appropriately adjusted to reflect such change. The Domestication Merger shall not result in any adjustment.

(v) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, Irish Holdco, MariaDB or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(w) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Annexes or Exhibits are to Sections, Annexes or Exhibits contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company, Irish Holdco and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ANGEL POND HOLDINGS CORPORATION

By:

Name:
Title:

Address for Notices

ANGEL POND HOLDINGS CORPORATION 950 THIRD AVENUE, 25TH FLOOR, NEW YORK NY 10022

ATTN: Theodore T. Wang, Chief Executive Officer
EMAIL: ted.wang@angelpond.com with a copy (not to constitute notice) to:

CLEARY GOTTLIEB STEEN & HAMILTON LLP ONE LIBERTY PLAZA, NEW YORK NY 10006

ATTN:	Adam J. Brenneman
EMAIL: abrenneman@cgsh.com

MANGOMILL PUBLIC LIMITED COMPANY

By:

Name:
Title:

Address for Notices

TEN EARLSFORT TERRACE DUBLIN 2 D02 T380

ATTN: Theodore Wang
EMAIL: ted.wang@angelpond.com with a copy (not to constitute notice) to:

CLEARY GOTTLIEB STEEN & HAMILTON LLP ONE LIBERTY PLAZA, NEW YORK NY 10006

ATTN:	Adam J. Brenneman
EMAIL: abrenneman@cgsh.com

By:
Name:
Title

Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:

Price Per Subscribed Share:		$9.50
Aggregate Purchase Price:	$

Subscriber must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of Irish Holdco specified by the Company or Irish Holdco in the Closing Notice.

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber

and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is: ☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or Irish Holdco or acting on behalf of an affiliate of the Company or Irish Holdco.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

By:
Name:
Title:

EXHIBIT A1

Form of Assignment and Assumption Agreement

This Assignment and Assumption Agreement (this “Agreement”), dated as of [Effective Date], is entered into by and between [Name of Assignor/Subscriber to Subscription Agreement], a [Entity Type] organized under the laws of [Jurisdiction of Incorporation] (“Assignor”), and [Name of Assignee], a [Entity Type] organized under the laws of [Jurisdiction of Incorporation] (“Assignee”). Terms not defined herein have the meaning set forth in the Subscription Agreement, dated as of [Subscription Agreement Effective Date] (the “Subscription Agreement”), between the Assignor, Mangomill Public Limited Company (“Irish Holdco”) and MariaDB Corporations Ab (“MariaDB”) (the “Company”).

RECITALS

WHEREAS, pursuant to the terms and conditions of the Subscription Agreement, Assignor subscribed for [    ] Shares of the Company for a Purchase Price of $[    ]; and

WHEREAS, pursuant to the Section 9(e) of the Subscription Agreement, Assignor may assign its rights and obligations under the Subscription Agreement to its affiliates, provided that no such assignment shall relieve Assignor of its obligations thereunder if any assignee fails to perform such obligations.

NOW, THEREFORE, Assignor and Assignee, desiring to be legally bound, hereby agree as follows:

1.

Assignment. Pursuant to Section 9(e) of the Subscription Agreement, Assignor hereby assigns to Assignee all of Assignor’s rights and obligations under the Subscription Agreement subject to the terms and conditions of this Agreement.

2.

Acceptance of Assignment. Assignee makes the representations and warranties of “Subscriber” set forth in the Subscription Agreement from and after the date hereof, and hereby accepts the assignment and assumes all of Assignor’s obligations set forth in the Subscription Agreement subject to the terms and conditions of this Agreement.

3.

Subscription Agreement. Assignee hereby agrees that it shall be responsible for performing, and shall perform, each covenant, agreement and other obligation of the “Subscriber” under the Subscription Agreement to the limited extent that such covenant, agreement and other obligation has not been performed entirely by the Assignor as of the date hereof, and each such covenant, agreement and other obligation shall apply mutatis mutandis to Assignee to the same degree as applicable to Assignor.

4.	Representations and Warranties. The parties represent and warrant that:

a.

Assignee (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Assignee is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and Assignee has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner

[1]

This Exhibit A should be used in instances in which the Subscription Agreement is assigned by Subscriber to an Assignee. This Exhibit A should be named according to any other annexes/exhibits that exist in connection to the corresponding Subscription Agreement.

2

of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Assignee is not an entity formed for the specific purpose of acquiring the Subscribed Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

b.	The representations and warranties set forth in Section 4 of the Subscription Agreement with respect to the Assignee are true, correct and complete as of the date hereof.

c.

Assignee is an affiliate of Assignor as defined in Rule 405 under the Securities Act and the assignment of Assignor’s rights and obligations hereunder is permissible under Section 9(e) of the Subscription Agreement.

5.

No Release of Obligations. The Parties agree that nothing herein shall relieve Assignor of any of its obligations pursuant to the Subscription Agreement. The rights and obligations of Assignor and Assignee under the Subscription Agreement shall be joint and several.

6.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7.

Third Party Beneficiaries. The parties hereto acknowledge and agree that the Company, Irish Holdco and MariaDB shall be entitled to rely on paragraphs 3, 4 and 5 of this Agreement and is a third-party beneficiary of those provisions.

8.	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

ANNEX A

ELIGIBILITY REPRESENTATIONS OF ASSIGNEE

This Annex A should be completed and signed by Assignee

and constitutes a part of the Subscription Agreement.

QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐ Assignee is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

ACCREDITED INVESTOR STATUS (Please check the box)

☐ Assignee is an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

AFFILIATE STATUS (Please check the applicable box)

ASSIGNEE:

☐             is:             ☐             is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or Irish Holdco or acting on behalf of an affiliate of the Company or Irish Holdco.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Assignee has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Assignee and under which Assignee accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

[ASSIGNEE]

By:
Name:
Title